UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Darling International Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

251 O’Connor Ridge Boulevard, Suite 300

Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2006

To the Stockholders of Darling International Inc.:

An Annual Meeting of Stockholders of Darling International Inc. will be held on Thursday, May 4, 2006, at 10:00 a.m., local time, at the Omni Mandalay, 221 East Las Colinas Blvd., Irving, Texas 75039, for the following purposes (which are more fully described in the accompanying Proxy Statement):

1.	To elect six directors of Darling International Inc. to serve until the next annual meeting of stockholders (Proposal 1); and
2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The affirmative vote of the holders of a plurality of the shares of our outstanding common stock voting is required for the election of each of the nominees for director (assuming a quorum is present).

The Board unanimously recommends that you vote to approve Proposal 1.

The Board has fixed the close of business on April 3, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting, to assure your shares are represented at the Annual Meeting, please date, execute and mail promptly the enclosed proxy in the enclosed envelope, for which no additional postage is required.

A copy of our Annual Report for the year ended December 31, 2005 is enclosed for your convenience.

By Order of the Board,

/s/ Joseph R. Weaver, Jr.
Joseph R. Weaver, Jr.
Secretary

Irving, Texas

April 11, 2006

Your vote is important.

Please execute and return promptly the enclosed proxy card in the envelope provided.

251 O’Connor Ridge Boulevard, Suite 300

Irving, Texas 75038

PROXY STATEMENT

FOR AN ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2006

This Proxy Statement is provided to the stockholders of Darling International Inc. (“Darling,” “we,” or “our company”) in connection with the solicitation of proxies by the Board to be voted at an Annual Meeting of Stockholders to be held at the Omni Mandalay, 221 East Las Colinas Blvd., Irving, Texas 75039, at 10:00 a.m., local time, on Thursday, May 4, 2006, and at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy is first being sent or given to stockholders on or about April 11, 2006. This Proxy Statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the Annual Meeting.

We are asking you to elect the six nominees as directors of Darling until the next annual meeting of stockholders (“Proposal 1”).

QUESTIONS AND ANSWERS ABOUT VOTING

What am I voting on?

The election of six directors for terms of one year (“Proposal 1”).

Who is entitled to vote at the Annual Meeting?

You are entitled to vote your shares of Darling common stock at the Annual Meeting and any adjournment or postponement thereof if our records show that you owned the shares at the close of business on April 3, 2006. A total of 64,480,205 shares of common stock are eligible to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The enclosed proxy card shows the number of shares you are entitled to vote at the meeting.

How do I vote?

Your shares may only be voted at the Annual Meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. To vote by proxy, complete the enclosed proxy card and mail it in the postage-paid envelope provided, or you may vote by using the telephone or vote on the Internet, according to the instructions provided on the enclosed proxy card.

You may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our Secretary, submission of a properly executed later-dated proxy or by voting by ballot at the Annual Meeting. Voting by proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy – you must vote at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record (i.e., a “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

All shares entitled to vote that are represented by properly-completed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you do not indicate how your shares should be voted, the shares represented by your properly-completed proxy will be voted FOR Proposal 1 and in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Annual Meeting.

Who may attend the Annual Meeting?

All stockholders that were stockholders of Darling as of the record date April 3, 2006, or their authorized representatives, may attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you should bring proof of ownership to the Annual Meeting, such as a bank or brokerage account statement, to ensure your admission.

How will votes be counted?

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented in person or by proxy. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the American Stock Exchange (“AMEX”), absent instructions from the beneficial owners, banks and brokers who hold shares in street name for beneficial owners have the authority to vote on the election of directors and on routine corporate matters.

With respect to the nominees for director under “Proposal 1 — Election of Directors,” to be elected, each nominee must receive a plurality of all votes cast with respect to such position as director. Accordingly, shares not voted in the election of directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for director.

Who will count the votes?

Our transfer agent, Computershare Trust Company, N.A., will tally the vote, and will serve as inspector of the Annual Meeting.

How are proxies being solicited and who will pay for the solicitation of proxies?

We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies. We will also use the services of the proxy solicitation firm of The Altman Group to assist in the solicitation of proxies. For such services, we will pay a fee that is not expected to exceed $5,000, plus out-of-pocket expenses.

Who can help answer my other questions and to whom should I send a request for copies of certain material?

If you have more questions about voting, wish to obtain another proxy card, or wish to receive a copy of our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 without charge, you should contact:

Joseph R. Weaver, Jr.

General Counsel and Secretary

Darling International Inc.

251 O’Connor Ridge Boulevard, Suite 300

Irving, Texas 75038

Telephone: 972.717.0300 Fax: 972.281.4475

E-mail: corporatesecretary@darlingii.com

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our certificate of incorporation, as amended, and our amended and restated bylaws, our business, property and affairs are managed under the direction of the Board.

Independent Directors

The Board has determined that each of Messrs. Albrecht, Flannery, Klink, Macaluso and Urbut meet the independence requirements of the AMEX.

Meetings of the Board

During the fiscal year ended December 31, 2005, the Board held five regular meetings and seven special meetings. Each of the directors attended at least 75% of all meetings held by the Board and all meetings of each committee of the Board on which such director served during the fiscal year ended December 31, 2005.

Our bylaws require that our Chief Executive Officer also serve as Chairman of the Board.

Lead Director

Because the Chairman of the Board is also the Chief Executive Officer, the Board has designated an independent director to serve as lead director to enhance the board’s ability to fulfill its responsibilities independently. The directors appointed Mr. Macaluso as lead director. The lead director’s role includes:

•	Convening and chairing meetings of the non-employee directors as necessary from time to time.
•	Coordinating the work and meetings of the standing committees of the board.
•	Acting as liaison between directors, committee chairs and management.
•	Serving as an information resource for other directors.

Committees of the Board

The Board has an audit committee, compensation committee, and nominating and corporate governance committee.

Audit Committee. The audit committee currently consists of Messrs. Urbut (Chairman), Albrecht, Flannery and Klink, each of whom is independent under the rules of the AMEX and the Securities and Exchange Commission (“SEC”). The audit committee continued its long-standing practice of meeting directly with the Company’s internal audit staff to discuss the current year’s audit plan and to allow for direct interaction between the audit committee members and the Company’s internal auditors. The audit committee met six times during the fiscal year ended December 31, 2005. The audit committee is generally responsible for:

•	Appointing, compensating, retaining and overseeing the Company’s independent auditors
•

Reviewing and discussing the adequacy of both the Company’s internal accounting controls and other factors affecting the integrity of the Company’s financial reports with management and the Company’s independent auditors.

•	Reviewing and discussing with management and the independent auditors critical accounting policies and the appropriateness of such policies.

•

Reviewing and discussing with management and the independent auditors any material financial or non-financial arrangements that do not appear on the financial statements and any related party transactions.

•

Reviewing the Company’s annual and interim reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, and recommending appropriate action to the Board.

•

Discussing the Company’s audited financial statements and any reports of the independent auditor with respect to interim periods with management and the independent auditors, including a discussion with the independent auditors regarding the matters to be discussed by Statement of Auditing Standards No. 61 and No. 90.

•	Reviewing relationships between the independent auditors and the Company in accordance with Independence Standards Board Standard No. 1.
•	Creating and periodically reviewing the Company’s whistleblower policy.

The Board has determined that all members of the audit committee are financially literate and have financial management expertise, as the Board has interpreted such qualifications in its business judgment. The Board has designated Mr. Urbut as an audit committee financial expert in accordance with the requirements of the SEC and the AMEX.

The Board has adopted a written charter setting out the audit-related functions the audit committee is to perform. A copy of the audit committee charter is attached to last year’s proxy statement. A copy of the audit committee charter can also be found on our website at darlingii.com/investors/governance.html.

Please see page 23 of this Proxy Statement for the “Report of the Audit Committee.”

Compensation Committee. The compensation committee currently consists of Messrs. Albrecht (Chairman), Flannery, Klink and Macaluso, each of whom is independent under the rules of the AMEX and the SEC. The compensation committee met three times during the fiscal year ended December 31, 2005. The compensation committee is generally responsible for:

•	Reviewing our policies relating to employee and executive compensation.
•	Reviewing and administering our incentive, bonus and employee benefit plans, including the 2004 Omnibus Incentive Plan.
•	Reviewing and evaluating the performance of the Chief Executive Officer.
•	Reviewing and recommending to the Board the direct and indirect compensation and employee benefits of our executive officers.
•	Reviewing management’s long-range planning for executive development and succession.
•	Producing the annual report on executive compensation for inclusion in our annual proxy statement.

Compensation Committee Interlocks and Insider Participation. During the year ended December 31, 2005, the Company had no “interlocking” relationships in which (i) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of the Company, (ii) an executive officer of the Company served as a director of another entity, one of whose executive officers served on the compensation committee of the Company, and (iii) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

Please see page 17 of this Proxy Statement for the “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee. The nominating and corporate governance committee currently consists of Messrs. Klink (Chairman), Flannery, Macaluso and Urbut, each of whom is independent under the rules of the AMEX and the SEC. The nominating and corporate governance committee met two times during the fiscal year ended December 31, 2005. The nominating and corporate governance committee is generally responsible for:

•	Identifying, reviewing, evaluating and recommending potential candidates to serve as directors of our company.
•	Recommending to the Board the number and nature of standing and special committees to be created by the Board.
•	Recommending to the Board the members and chairperson for each Board committee.
•	Developing, recommending and periodically reviewing and assessing our Corporate Governance Principles and Code of Conduct and making recommendations for changes to the Board.
•	Establishing and periodically reevaluating the standards for criteria for membership for, and the process of selection of, new directors for the Board.
•	Communicating with our stockholders regarding nominees for the Board and considering whether to recommend such nominees to the Board.
•	Reviewing the Board’s policy on compensation of directors and recommending to the Board any changes as appropriate.
•	Reviewing and addressing any potential conflicts of interest of our directors and executive officers.
•	Developing criteria for and assisting the Board in its annual self-evaluation.

Director Compensation

Non-employee members of the Board are paid a $35,000 annual retainer. Each outside director receives $1,500 for each board or committee meeting attended in person or by video where minutes are taken or $1,000 if attended by telephone. The chairman of each of the audit, compensation, and nominating and corporate governance committees receives an additional $7,500, $5,000 and $2,500, respectively, as an annual retainer, and the lead director of the Board receives an additional $10,000 annual retainer.

Employee directors receive no additional compensation for serving on the Board.

On May 11, 2005, the Company's stockholders approved the 2004 Omnibus Incentive Plan. Awards to purchase an aggregate of 500,000 shares of our common stock may be granted to non-employee directors under the 2004 Omnibus Incentive Plan. The 2004 Omnibus Incentive Plan superceded the Non-Employee Directors Stock Option Plan. Under the Non-Employee Directors Stock Option Plan, prior to May 17, 2000, each outside director was granted an option to purchase 15,000 shares of our common stock on the tenth business day of July 1995 and was granted an identical option on the tenth business day of July of each year thereafter. Each outside director who was elected after July 1995, but prior to May 17, 2000, was granted an option to purchase 21,000 shares of our common stock on the day he was first elected by our stockholders as a member of the Board. Pursuant to an amendment to the Non-Employee Directors Stock Option Plan adopted on May 17, 2000, each outside director elected on or after May 17, 2000 was granted options to buy 4,000 shares of our common stock when he was first elected to the Board by our stockholders; and this practice is continued under the 2004 Omnibus Incentive Plan. Upon consummation of the recapitalization of our company in May 2002, all then outstanding options granted under the Non-Employee Directors Stock Option Plan became exercisable in full, whether or not they were otherwise exercisable.

Since the May 17, 2000 amendment under the Non-Employee Directors Stock Option Plan and now under the 2004 Omnibus Incentive Plan, on the date of each calendar year on which our independent auditors sign their annual audit report, options to purchase 4,000 shares of our common stock have been and will be granted to each of our non-employee directors; but, such grants occur only if we obtain 90% of our target EBITDA for our most recent completed fiscal year. The per share exercise price of each option granted under the 2004 Omnibus Incentive Plan is equal to the fair market value per share of our common stock on the date of grant of the options relating thereto. Twenty-five percent of the shares subject to each option vest on the date that is six months following the date of grant and twenty-five percent of the shares vest on each of the first, second and third anniversaries of the date of grant thereafter.

On March 17, 2005, each non-employee director as of such date, Messrs. Albrecht, Flannery, Klink, Macaluso and Peterson, was granted 4,000 options with a per share exercise price of $4.04 under the Non-Employee Directors Stock Option Plan. Additionally, on May 11, 2005, upon his election to the Board, Mr. Urbut was granted 4,000 options with a per share exercise price of $3.95 under the 2004 Omnibus Incentive Plan. The per share exercise price of each option granted to non-employee directors under the 2004 Omnibus Incentive Plan is equal to the value per share closing price of our common stock on the AMEX on the date of grant of the options relating thereto. In total, 24,000 options were granted to non-employee directors during the fiscal year ended December 31, 2005.

We did not obtain 90% of our target EBITDA for the fiscal year 2005 and, therefore, each non-employee director was not granted 4,000 shares of our common stock as contemplated in our Long-Term Incentive Program.

As an element of annual non-employee director compensation, pursuant to the 2004 Omnibus Incentive Plan, each non-employee director will receive an annual grant of $20,000 in restricted stock on the third business day after the Company releases its annual financial results. The number of shares granted is determined by dividing $20,000 by the fair market value per share of our common stock on the second business day after we release the annual financial results. On March 21, 2006, each non-employee director received a grant of $20,000 in restricted stock.

PROPOSAL 1 – ELECTION OF DIRECTORS

Introduction

Our current Board consists of six members. At the Meeting, six directors are to be elected to hold office. The nominees for election as directors are: O. Thomas Albrecht, Kevin S. Flannery, Fredric J. Klink, Charles Macaluso, Randall C. Stuewe, and Michael Urbut.

At the Annual Meeting, the nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees become unable or unwilling to stand for election as a director (an event not now anticipated by the Board), proxies will be voted for such substitute as designated by the Board. For each of the nominees for election as a director, the following table sets forth his age, principal occupation and certain other information.

Name	Age	Principal Occupation
Randall C. Stuewe	43

Mr. Stuewe has served as our Chairman and Chief Executive Officer since February 2003. From 1996 to 2002, Mr. Stuewe worked for ConAgra Foods, Inc. as executive vice president and most recently as president of Gilroy Foods. Prior to serving at ConAgra Foods, he spent twelve years in management, sales and trading positions at Cargill, Inc.

O. Thomas Albrecht	59

Mr. Albrecht was employed by the McDonald’s Corporation from 1977 until his retirement in March 2001. Most recently, from 1995 until March 2001, Mr. Albrecht served as a senior vice president and chief purchasing officer of McDonald’s Corporation. Mr. Albrecht has served as a director of our company since May 2002.

Kevin S. Flannery	61

Since 1992, Mr. Flannery has been President and Chief Executive Officer of Whelan Financial Corporation. Mr. Flannery also currently serves as a director of Seitel Inc. and Sheffield Steel Corporation. Mr. Flannery has served as a director of our company since May 2004.

Fredric J. Klink	72

Since December 31, 2001, Mr. Klink has been of counsel at the law firm of Dechert LLP. Prior thereto he was a partner at the law firm of Dechert LLP for more than five years. Mr. Klink’s law practice concentrates on mergers and acquisitions, securities, and international work. He received his LL.B. from Columbia Law School in 1960. Mr. Klink has been a director of our company since April 1995.

Charles Macaluso	62

Since 1998, Mr. Macaluso has been a principal of Dorchester Capital, LLC, a management consulting and corporate advisory service firm focusing on operational assessment, strategic planning and workouts. From 1996 to 1998, he was a partner at Miller Associates, Inc., a workout, turnaround partnership focusing on operational assessment, strategic planning and crisis management. Mr. Macaluso currently serves as a director of the following companies: Global Crossing Ltd. (NYSE: GX), where he serves on the executive committee; Lazy Days RV SuperCenters, Inc.; O’Sullivan Furniture, where he serves on the audit, restructuring and nominating committees; and GEO Specialty Chemicals as Lead Director. Mr. Macaluso has served as a director of our company since May 2002.

Michael Urbut	57

Mr. Urbut has served as a director of Fresh Start Bakeries, Inc. since May 1999 and currently serves as Chair of Fresh Start Bakeries, Inc.’s audit committee. From October 1997 to June 2001, Mr. Urbut served as Chairman and Chief Executive Officer of Broadbridge Media, LLC (Broadbridge). In 2001, pursuant to an assignment for the benefit of creditors under Illinois law, Broadbridge was liquidated. Previous to 1997, Mr. Urbut worked in various management capacities at several foodservice-related companies. Mr. Urbut has served as a director of our company since May 2005.

Director Nomination Process

The Board is responsible for approving nominees for election as directors. To assist in this task, the Board has designated a standing committee, the nominating and corporate governance committee, which is responsible for reviewing and recommending nominees to the Board. The committee is comprised solely of independent directors as defined by the rules of the AMEX and the SEC. The Company’s Board has adopted a written charter for the committee. A copy of the nominating and corporate governance committee charter is attached to our 2004 proxy statement. A copy of the nominating and corporate governance committee charter can also be found on our website at darlingii.com/investors/governance.html.

The Board has a policy of considering director nominees recommended by stockholders. A stockholder who wishes to recommend a prospective board nominee for the nominating and corporate governance committee’s consideration can write to the Nominating and Corporate Governance Committee, c/o Secretary, Darling International Inc., P.O. Box 141481, Irving, Texas 75014-1481. In addition to considering nominees recommended by stockholders, the committee also considers prospective board nominees recommended by current directors, management and other sources. The committee evaluates all prospective board nominees in the same manner regardless of the source of the recommendation.

In evaluating prospective nominees, including nominees recommended by stockholders, the committee looks for the following minimum qualifications, qualities and skills:

•	Highest personal and professional ethics, integrity and values.
•	Outstanding achievement in the individual’s personal career.
•	Breadth of experience.

•	Ability to make independent, analytical inquiries.
•	Ability to contribute to a diversity of viewpoints among board members.
•

Willingness and ability to devote the time required to perform board activities adequately (in this regard, the committee will consider the number of other boards of directors on which the individual serves).

•	Ability to represent the total corporate interests of the Company (a director will not be selected to, nor will he or she be expected to, represent the interests of any particular group).

Stockholders who wish to submit a proposal for inclusion of a nominee for director in our proxy materials must also comply with the deadlines and requirements of Rule 14a-8 promulgated by the SEC. Please see “Additional Information” in this proxy statement for more information regarding the procedures for submission by a stockholder of a director nominee or other proposals.

Stockholder Communications with the Board

Stockholders and others who wish to communicate with the Board as a whole, or to individual directors, may write them: c/o Secretary, Darling International Inc., P.O. Box 141481, Irving, Texas 75014-1481. All communications sent to this address will be shared with the Board, or the lead director, if so addressed.

It is a policy of the Board to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of the Board. All of our directors attended our 2005 annual stockholders meeting.

Required Vote

To be elected, each nominee for director must receive a plurality of all votes cast with respect to such position as director.

Recommendation of the Board

The Board unanimously recommends that the stockholders vote “FOR” each of the nominees set forth in Proposal 1.

OUR MANAGEMENT

Executive Officers and Directors

Our executive officers and directors, their ages and their positions as of April 11, 2006, are as follows. Our executive officers serve at the discretion of the Board.

Name	Age	Position
Randall C. Stuewe	43	Chairman of the Board and Chief Executive Officer
John O. Muse	57	Executive Vice President – Finance and Administration
Neil Katchen	60	Executive Vice President – Operations
Mitchell Kilanowski	54	Executive Vice President – Commodities
Robert H. Seemann	57	Executive Vice President – Sales and Services
Joseph R. Weaver, Jr.	59	General Counsel and Secretary
O. Thomas Albrecht (1) (2)	59	Director
Kevin S. Flannery (1) (2) (3)	61	Director
Fredric J. Klink (1) (2) (3)	72	Director
Charles Macaluso (2) (3)	62	Director
Michael Urbut (1) (3) (4)	57	Director

________________

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	In accordance with requirements of the SEC and the AMEX listing requirements, the Board has designated Mr. Urbut as an audit committee financial expert.

For a description of the business experience of Messrs. Stuewe, Albrecht, Flannery, Klink, Macaluso and Urbut, see “Proposal 1 – Election of Directors.”

John O. Muse has served as our Executive Vice President – Finance and Administration since February 2000. From October 1997 to February 2000, he served as our Vice President and Chief Financial Officer. From 1994 to October 1997, he served as Vice President and General Manager at Consolidated Nutrition, L.C. Prior to serving at Consolidated Nutrition, Mr. Muse was Vice President of Premiere Technologies, a wholly-owned subsidiary of Archer-Daniels-Midland Company. Since August 1998, Mr. Muse has served on an advisory board for FM Global.

Neil Katchen has served as Executive Vice President – Operations since November 2001. From October 1997 to November 2001, he served as Vice President of our Eastern Region . From January 1990 to October 1997, he served as General Manager of our Newark, New Jersey facility.

Mitchell Kilanowski has served as our Executive Vice President – Commodities since August 2003. From January 1999 to August 2003, Mr. Kilanowski served as our Executive Vice President –Marketing and Research. From September 1997 to January 1999, Mr. Kilanowski served as our Vice President – Marketing. From August 1986 to September,1997, he served as our Director of Domestic Sales. From March 1975 to August 1986 he served in customer sales and service for our company.

Robert H. Seemann has served as our Executive Vice President – Sales and Services since August 2004. From 2003 to 2004, Mr. Seemann served as Vice President of International and Foodservice of ConAgra Food Ingredients. From 2001 to 2003, Mr. Seemann served as Vice President Sales and Marketing of Gilroy Foods, a division of ConAgra. From 1999 to 2001, Mr. Seemann served as Executive Vice President of Lamb Weston, a division of ConAgra.

Joseph R. Weaver, Jr. has served as our General Counsel since March 1997 and as our Secretary since April 1997. From May 1994 to March 1997, he served as Secretary and General Counsel of AAF-McQuay, Inc. From January 1990 to April 1994, Mr. Weaver served as Assistant General Counsel of AAF-McQuay, Inc., then known as Snyder General Corporation.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for fiscal years 2005, 2004 and 2003 paid to our Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at December 31, 2005. These five executive officers are sometimes referred to as the “named executive officers” in this proxy statement.

Summary Compensation Table

Annual Compensation	Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards	Number of Securities Underlying Options	All Other Compensation

Randall C. Stuewe	2005	$475,000		—	$1,399,880	(5)	209,700	(4)	—
Chairman and	2004	425,000		$448,800	—		—		$176,296	(1)
Chief Executive Officer	2003	369,231		221,539	—		500,000	(2)	—
John O. Muse	2005	292,500		—	230,285	(6)	117,200	(4)	—
Executive Vice	2004	285,000		263,625	—		—		—
President–Finance and Administration	2003	275,788		100,000	—		—		—
Neil Katchen	2005	235,000		—	133,510	(6)	67,800	(4)	—
Executive Vice	2004	230,000		142,600	—		—		—
President– Operations	2003	220,000		65,183	—		—		—
Mitchell Kilanowski	2005	186,000		—	121,265	(6)	61,700	(4)	—
Executive Vice	2004	183,000		125,050	—		—		—
President–Commodities	2003	180,000		53,204	—		—		—
Robert H. Seemann	2005	190,000		—	42,781	(7)	14,550	(4)	—
Executive Vice	2004	109,577	(3)	82,182	—		—		146,994	(1)
President–Sales and Services	2003	—		—	—		—		—

(1)	Represents relocation cost reimbursement.
(2)	Amount represents (i) options granted on February 3, 2003 to purchase 250,000 shares of our common stock, and (ii) options granted on July 1, 2003 to purchase 250,000 shares of our common stock.
(3)

Mr. Seemann was hired by the Company on June 1, 2004. The salary for Mr. Seemann represents that portion of Mr. Seemann’s 2004 base salary of $185,000 paid from June 1, 2004 through January 1, 2005. Mr. Seemann was elected to serve as Executive Vice President – Sales and Services effective August 20, 2004.

(4)	Represents premium options that were granted at an exercise price 10% above the closing stock price on the date of grant.
(5)

Represents awards of 104,400 and 250,000 shares of restricted stock on May 11, 2005 with vesting to occur after the expiration of six and four years, respectively, from November 19, 2004. The market close on that date was $3.95/share. The value of this restricted stock was $1,406,968 as of December 31, 2005, based on the closing share price of $3.97.

(6)

Represents awards of restricted stock on May 11, 2005 with vesting to occur after the expiration of six years from November 19, 2004. The market close on that date was $3.95/share. The value of Mr. Muse’s, Mr. Katchen’s and Mr. Kilanowski’s restricted stock was $231,451, $134,186 and $121,879, respectively, as of December 31, 2005, based on the closing share price of $3.97.

(7)

Represents an award of restricted stock on June 16, 2005 with vesting to occur after the expiration of six years from June 16, 2005. The market close on that date was $3.58/share. The value of this restricted stock was $47,442 as of December 31, 2005, based on the closing share price of $3.97.

Option Grants

The following table shows stock options granted to the named executive officers during the year ended December 31, 2005.

Option/SAR Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Option/ SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price (Per Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% ($) 10% ($)
Randall C. Stuewe	127,100	23.0%	$ 4.16	11/19/2014	$333,002	$842,673
	82,600	14.9	3.94	6/16/2015	204,848	518,728
John O. Muse	71,000	12.8	4.16	11/19/2014	186,020	470,730
	46,200	8.3	3.94	6/16/2015	114,576	290,136
Neil Katchen	41,100	7.4	4.16	11/19/2014	107,682	272,493
	26,700	4.8	3.94	6/16/2015	66,216	167,676
Mitchell Kilanowski	37,400	6.8	4.16	11/19/2014	97,988	247,962
	24,300	4.4	3.94	6/16/2015	60,264	152,604
Robert H. Seemann	14,550	2.6	3.94	6/16/2015	36,084	91,374

All options appearing are premium stock options that were granted at an exercise price 10% above the closing stock price on the date of grant.

Option Exercises and Year-End Options Values

The following table sets forth certain information with respect to options exercised during the fiscal year ended December 31, 2005 by each of the named executive officers and the value of unexercised options held by the named executive officers at December 31, 2005:

	Options Exercised in Fiscal 2005
	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#) Exercisable (E) Unexercisable (U)		Value of Unexercised In-the-Money Options at December 31, 2005 ($) Exercisable (E) Unexercisable (U) (1)
Randall C. Stuewe	—	—	417,362	(E)	$690,000	(E)
			292,338	(U)	232,478	(U)
John O. Muse	—	—	68,664	(E)	156,150	(E)
			93,536	(U)	1,386	(U)
Neil Katchen	—	—	87,499	(E)	256,086	(E)
			54,101	(U)	801	(U)
Mitchell Kilanowski	—	—	30,465	(E)	62,460	(E)
			49,235	(U)	729	(U)
Robert H. Seemann	—	—	—	(E)	—	(E)
			14,550	(U)	437	(U)

(1)	Based on the difference between the closing price on the AMEX of our common stock on December 31, 2005 of $3.97 per share and the exercise price of the option.

Employment Agreements

We are party to an employment agreement with Mr. Stuewe dated July 1, 2003, pursuant to which Mr. Stuewe is employed for a period of three years, subject to (i) extension for successive one-year periods thereafter unless terminated by not less than six months prior notice by either us or Mr. Stuewe, and

(ii) termination with or without cause as defined in the agreement.

Mr. Stuewe is employed as our Chairman and Chief Executive Officer and serves as a member of our Board. The employment agreement provides for an initial annual base salary of $400,000, subject to annual increases at the discretion of the compensation committee of our Board. The agreement also provides for Mr. Stuewe to receive our standard retirement and welfare benefits for executive officers.

Mr. Stuewe’s employment agreement also includes a severance agreement as described below.

On February 3, 2003, we granted Mr. Stuewe stock options to purchase 250,000 shares of our common stock at $1.96 per share (an exercise price equal to 100% of the fair market value of our common stock on that date) pursuant to the terms of our 1994 Employee Flexible Stock Option Plan and an individual stock option agreement between Mr. Stuewe and us. On each of February 3, 2003, 2004, 2005 and 2006, 62,500 options became exercisable.

In addition, at the commencement of Mr. Stuewe’s current employment agreement, we granted Mr. Stuewe stock options to purchase 250,000 shares of our common stock at $2.30 per share (an option exercise price equal to 100% of the fair market value of our common stock on the effective date), pursuant to the terms of the 1994 Employee Flexible Stock Option Plan and of an individual stock option agreement between Mr. Stuewe and us. On each of July 1, 2003, 2004 and 2005, 62,500 options became exercisable and 62,500 options will become exercisable on July 1, 2006.

During his employment period, Mr. Stuewe is entitled to receive a bonus in an amount equal to 60% or greater of Mr. Stuewe’s then current base salary based upon the relationship of actual “EBITDA”

(as defined in his employment agreement) for a fiscal year to budgeted EBITDA, as well as agreed upon goals as established by the Board for that fiscal year.

We have entered into severance agreements with each of Messrs. Stuewe, Muse, Katchen, Kilanowski and Seemann, which provide, subject to certain conditions, for severance compensation equal to one year’s compensation to the officer in the event of a termination of the officer’s employment unless such termination is voluntary or based upon cause as defined in the agreements.

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2005 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders. The table includes:

•	the number of securities to be issued upon the exercise of outstanding options;
•	the weighted-average exercise price of the outstanding options; and
•	the number of securities that remain available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,751,005	$2.70	3,796,400
Equity compensation plans not approved by security holders	0	–	0
Total	1,751,005	$2.70	3,796,400

Annual Incentive Plan

Our annual incentive plan is administered by our compensation committee and provides incentive cash bonuses to corporate, regional and plant management employees. In fiscal 2005, the annual incentive plan was tied to plan components comprised of actual levels achieved for EBITDA, collection/service charge revenue, operating expenses, safety goals, raw material procurement and individual initiatives. Incentive earned under each component is calculated independently of the other components and is expressed in terms of a percentage of base salary.

Pension Plan Table

The following table illustrates the approximate annual pension that the named executive officers would receive under the Salaried Employee’s Retirement Plan if the plan remains in effect and such executive officers retired at age 65. However, because of changes in the tax laws or future adjustments to benefit plan provisions, actual pension benefits could differ significantly from the amounts set forth in the table.

	Estimated Annual Pension
Average Annual Salary	(Years of Service)
During the Last 5 Years	15	20	25	30	35
$ 150,000	$ 40,500	$ 54,000	$ 67,500	$ 71,250	$ 75,000
175,000	47,250	63,000	78,750	83,125	87,500
200,000	54,000	72,000	90,000	95,000	100,000
235,840	63,677	84,902	106,128	112,024	117,920

The above amounts do not reflect the compensation limitations for plans qualified under the Internal Revenue Code, effective January 1, 1994. Effective December 31, 2005 annual compensation in excess of $210,000 ($235,840 for 1993) is not taken into account when calculating benefits under the Retirement Plan. Such limitation will not, however, operate to reduce plan benefits accrued as of December 31, 1993.

If the named executive officers remain employees of our company until they reach age 65, the years of credited service for Messrs. Stuewe, Muse, Katchen, Kilanowski and Seemann will be as follows: Stuewe, 25 years; Muse, 16 years; Katchen, 40 years; Kilanowski, 40 years; and Seemann, 11 years.

The Retirement Plan is a non-contributory defined benefit plan. Office and supervisory employees not covered under another plan automatically become participants in the Salaried Employee’s Retirement Plan on the earlier of January 1 or July 1 following completion of 1,000 hours of service in a consecutive twelve-month period. Upon meeting the eligibility requirement, employees are recognized as a participant from the date of commencement of their service with our company. Eligible employees become fully vested in their benefits after completing five years of service. Benefits under the Retirement Plan are calculated on “average monthly pay” based upon the highest 60 consecutive months of the latest 120 months (and subject to the limitations discussed above) and the years of service completed.

The basic pension benefit is equal to 45% of the employee’s average monthly pay, reduced proportionally for years of service less than 25 years. The multiple is increased 0.5% per year for years of service in excess of 25 years to a maximum of 15 additional years. Benefits are not subject to reduction for Social Security benefits or any other offset.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the Board (the “committee”) oversees various executive and employee compensation plans and programs. The Committee determines the appropriate compensation levels of executives, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for officers and employees. The compensation committee’s charter reflects these various responsibilities, and the Committee and the Board periodically review and revise the charter. The Committee’s membership is determined by the Board and is composed entirely of independent directors. The Committee meets as often as appropriate, but not less than twice annually, and it may also consider and take action by written consent. Mr. Albrecht, the Committee chairman, reports on Committee actions and recommendations from time to time at Board meetings. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. During fiscal 2004, the Committee engaged an outside compensation consultant to review executive compensation and the Company’s incentive programs. The Committee met with the outside consultant twice, and through its chairman, conducted numerous teleconferences with the consultant during the course of reviewing the Company’s existing executive compensation scheme and structuring the Company’s 2004 Omnibus Incentive Plan. The 2004 Omnibus Incentive Plan was approved by the Company’s stockholders on May 11, 2005. The compensation committee subsequently adopted a Long-Term Incentive Program Policy Statement for implementation of the Long-Term Incentive Plan.

Executive Compensation Policies and Programs

The Company’s executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving goals aligning compensation with business objectives that should positively affect both short- and long-term stock performance. A significant portion of each executive’s individual compensation is dependent upon achieving targeted business and financial goals and upon stock price appreciation.

Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of stockholder value. The Committee determines whether the various components of the Company’s Annual Incentive Plan have been achieved and, based upon the goals comprising the various targets, verifies the amount of annual bonuses for officers. The Committee also determines the long-term incentives to be awarded to each eligible employee, including the Company’s named executive officers. The Committee also determines what changes, if any, are appropriate in the Company’s compensation programs.

The Internal Revenue Code restricts deductibility of annual individual compensation to the Company’s top executive officers in excess of $1 million if certain conditions set forth in the Internal Revenue Code are not fully satisfied. The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers, while maintaining compensation programs that effectively attract and retain qualified executives in a highly competitive environment and, accordingly, compensation paid under the Company’s compensation plans is generally tax-deductible. However, on occasion it may not be possible to satisfy all conditions of the Internal Revenue Code for deductibility and still meet the Company’s compensation needs, and in such limited situations, certain compensation paid to some executives may not be tax-deductible.

Components of Compensation

There are three basic components to the Company’s executive compensation: base salary, annual incentive bonus and long-term incentive compensation. Each executive’s compensation is linked directly to the Company’s performance through substantial variable pay at risk, based upon the achievement of pre-established financial and operational goals and individual management objectives. We did not obtain 90% of our target EBITDA for the fiscal year 2005 and, therefore, none of the Chief Executive Officer’s compensation and none of the compensation paid or awarded to the named executive officers was performance-based. The Committee considers both long-term and near-term strategic and financial objectives in designing the Company’s overall compensation programs. Each component of the program is addressed in the context of competitive conditions. In determining competitive compensation levels, the Committee considers guidance from outside advisors, particularly analysis provided by the Company’s outside consultant of total compensation for executives in a general industry group of over 750 companies adjusted to the Company’s annual revenues, and reviews of executive compensation paid by comparably-sized public companies.

Base Salary: Base pay is designed to be competitive compared with median prevailing market rates at general industrial companies that have similar total revenue and market capitalization and/or compete with the Company for management talent. The base salaries of our five most highly compensated executive officers at December 31, 2005 are set forth in the Summary Compensation Table on page 13 above. Executive positions are grouped by grades, which are part of the Company’s overall salary structure. The base salaries of senior executives, except those established by employment agreements, are reviewed periodically to determine if adjustment is necessary based on competitive practices and economic conditions. Base salary for senior executives will also be reviewed and adjustment may be made based on individual performance and the individual’s skills, experience and background.

Annual Incentive Bonus: Annual incentive compensation awards are made pursuant to the terms of the Company’s Annual Incentive Plan. In fiscal 2005, 185 corporate, divisional and plant executives were eligible for awards under the plan. Award levels, like base salary levels, are set with reference to competitive conditions and are intended to motivate executives by providing substantial bonus payments for the achievement of both the Company and individual goals. In December 2004, the Committee established the target components of the 2005 Annual Incentive Plan for corporate, division and plant executives with specific elements in both financial and operational areas. The individual components included targeted performance levels for EBITDA (as defined in the Annual Incentive Plan), collection/service charge revenue, operating expenses, safety goals, raw material procurement and other individual goals. Individual initiatives were established based on objective factors. The types and relative importance of the individual objectives varied among the Company’s executives depending upon their positions and the particular operations or functions for which they were responsible.

Each executive has a bonus target ranging from 10% to 60% of base salary paid. The Chief Executive Officer and Executive Vice President–Finance and Administration targets are not limited to 60%. Other than awards for the Chief Executive Officer and the Executive Vice President–Finance and Administration, actual awards can range from 0% to 60% of base salary paid, depending on performance against the pre-established financial goals and performance against other specific management objectives.

In fiscal 2005, the Company did not meet the predetermined threshold established for the payment of cash incentive awards to all employees participating in the Annual Incentive Plan. In establishing the Annual Incentive Plan, the Committee determined that a certain amount for discretionary bonuses should be available for mid-level management employees who are not participants with specific targets in both financial and operational areas but who had an opportunity to make significant contributions. Management of the Company recommended, and the Committee authorized, discretionary bonuses to those mid-level management employees whose efforts and accomplishments contributed significantly to the Company.

Long-term Incentive Compensation: The principal purpose of the long-term incentive compensation program is to encourage the Company’s executives to enhance the value of the Company and, hence, the price of the Company’s stock and the stockholders’ return. The long-term incentive component of the compensation system is also designed to create retention incentives for the individual.

The Long-Term Incentive Plan includes stock option grants that vest over a multi-year period of service and, therefore, are tied directly to stockholder returns. Stock options align executives’ interests with those of the stockholders because if the price of the stock declines from the price established at the grant date, the executive obtains no value. The re-pricing of stock options is not permitted under the 2004 Omnibus Incentive Plan.

In addition to stock options, awards of performance-based restricted stock were made on a selective basis during fiscal 2005 to individual executives in order to enhance the incentive for them to remain with the company and to align their interests with attractive stockholder returns. These shares of restricted stock vest over an extended period of service of up to six years; however, 50% of each grant will vest upon a 25% increase in the price of the Company’s stock over the price at the grant date, and the remaining 50% of each grant will vest in the event that there is an additional 25% increase in the price of the Company’s stock. It is the Committee’s intention to consider grants of performance-based restricted stock every three years.

Compensation of the Chief Executive Officer

The Committee remains responsible for reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and objectives.

Pursuant to his employment agreement, Mr. Stuewe received a base salary of $475,000 in fiscal 2005. Mr. Stuewe did not receive an annual incentive bonus for fiscal 2005 as the Company did not meet the required EBITDA target. In determining the level of award, the Board, upon recommendation of the Committee, took into consideration performance against predetermined corporate financial objectives discussed above and individual objectives related to leadership and management.

In fiscal 2005, Mr. Stuewe was granted, upon stockholder approval at the May 11, 2005 annual meeting of stockholders, 127,100 premium stock options at an exercise price of $4.16 and 104,400 shares of performance-based restricted stock consistent with the performance measurement and compensation program applied to the five most highly compensated executives of the Company. Additionally, Mr. Stuewe was granted 82,600 premium stock options at an exercise price of $3.94. See the information in the Summary Compensation Table and related footnotes beginning on page 13, and “Employment Agreements” on page 15 for further discussion of Mr. Stuewe’s employment agreement.

The Compensation Committee:

O. Thomas Albrecht, Chairman
Kevin S. Flannery
Fredric J. Klink
Charles Macaluso

PERFORMANCE GRAPH

Set forth below is a line graph comparing the change in the cumulative total stockholder return on our company’s common stock with the cumulative total return of the AMEX Stock Market–U.S. Index, the Dow Jones US Waste and Disposal Service Index, and the CSFB–Nelson Agribusiness Index for the period from December 30, 2000 to December 31, 2005, assuming the investment of $100 on December 30, 2000 and the reinvestment of dividends.

The stock price performance shown on the graph only reflects the change in our company’s stock price relative to the noted indices and is not necessarily indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

DARLING COMMON STOCK

AMEX STOCK MARKET- U.S.

DOW JONES US WASTE AND DISPOSAL SERVICE INDEX

CSFB-NELSON AGRIBUSINESS INDEX

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock based on Schedule 13G or Schedule 13D filings, as the case may be, as of April 3, 2006, by each person or group within the meaning of Rule 13d-3 under the Exchange Act who is known to our management to be the beneficial owner of more than five percent of our outstanding common stock and is based upon information provided to us by such persons.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
SOF Investments, L.P. 645 Fifth Avenue, 21st Floor, New York, NY 10022	9,296,127	(2)	14.4%
Gates Capital Management, Inc. see footnote (3) below for address	6,061,397	(3)	9.4%
Michael W. Cook Asset Management, Inc. 5170 Sanderlin Ave., Suite 200, Memphis, TN 38117	5,913,580	(4)	9.2%
Prides Capital Partners, L.L.C. 200 High Street, Suite 700, Boston, MA 02110	5,894,208	(5)	9.1%
D.E. Shaw Laminar Portfolios, LLC 120 West Forty-Fifth Street, 39th Floor, Tower 45 New York, NY 10036	5,579,107	(6)	8.7%
Jeffrey L. Gendell 55 Railroad Avenue, 3rd Floor, Greenwich, CT 06830	3,734,047	(7)	5.8%
Nader Tavakoli 551 Fifth Avenue, 34th Floor, New York, NY 10176	3,358,679	(8)	5.2%
EagleRock Capital Management, LLC 551 Fifth Avenue, 34th Floor, New York, NY 10176	3,226,605	(9)	5.0%

_______________________

(1)

Except as otherwise indicated in footnotes 2 through 9, the entities named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

(2)

MSD Capital, L.P., the general partner of SOF Investments, L.P., may be deemed to indirectly beneficially own 9,296,127 shares of our common stock owned directly by SOF Investments, L.P. MSD Capital, L.P. and SOF Investments, L.P. have shared voting and shared dispositive power with respect to such shares.

(3)

Gates Capital Management, Inc., the investment manager of Gates Capital Partners, L.P., ECF Value Fund, L.P., ECF Value Fund II, L.P. and ECF Value Fund International, Ltd. may be deemed to indirectly beneficially own 6,061,397 shares of our common stock with respect to the shares beneficially owned by Gates Capital Partners, L.P. Gates Capital Partners, L.P. is the general partner of ECF Value Fund, L.P. and ECF Value Fund II, L.P. Jeffrey L. Gates, President and sole shareholder of Gates Capital Partners, L.P., may be deemed to indirectly beneficially own 6,061,397 shares of our common stock. Gates Capital Partners, L.P., ECF Value Fund, L.P., ECF Value Fund II, L.P., ECF Value Fund International, Ltd. and Mr. Gates have shared voting and shared dispositive power in respect of such shares. The address for Gates Capital Partners, L.P., ECF Value Fund, L.P., ECF Value Fund II, L.P. and Jeffrey L. Gates is 1177 Ave. of the Americas, 32nd Floor, New York, New York 10036 and the address for ECF Value Fund International, Ltd. is c/o Trident Fund Services (B.V.I.) Limited, Trident Chambers, Wickhams Cay, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

(4)	Michael W. Cook Asset Management, Inc. has sole voting and dispositive power in respect to 5,913,580 shares of our common stock.

(5)

Prides Capital Partners, L.L.C. and each of its partners Kevin A. Richardson, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu may be deemed to indirectly beneficially own 5,894,208 of our common stock and each has shared voting and dispositive power in respect of such shares.

(6)

D.E. Shaw & Co., LP, the investment advisor of D.E. Shaw Laminar Portfolios, LLC, may be deemed to indirectly beneficially own 5,579,107 shares of our common stock directly owned by D.E. Shaw Laminar Portfolios, LLC. D.E. Shaw & Co., LLC, the managing member of D.E. Shaw Laminar Portfolios, LLC, may be deemed to indirectly beneficially own 5,579,107 shares of our common stock owned by D.E. Shaw Laminar Portfolios, LLC. David E. Shaw, President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., LP, and President and sole shareholder of D.E. Shaw & Co. II, Inc., which is the managing member of D.E. Shaw & Co. LLC, may be deemed to indirectly beneficially own 5,579,107 shares of our common stock directly owned by D.E. Shaw Laminar Portfolios, LLC. D.E. Shaw Laminar Portfolios, LLC, D.E. Shaw & Co., LP, D.E. Shaw & Co., LLC and Mr. Shaw have shared voting and shared dispositive power in respect to such shares.

(7)

Jeffrey L. Gendell, the managing member of Tontine Management, LLC, Tontine Capital Management, LLC,and Tontine Overseas Associates, LLC (collectively, the “Tontine Group”), may be deemed to indirectly beneficially own 3,734,047 shares of our common stock with respect to the shares beneficially owned by the Tontine Group in the aggregate. Mr. Gendell has shared voting and shared dispositive power in respect to such shares.

(8)

Nader Tavakoli, principal of EagleRock Capital Management, LLC, individually owns 132,074 shares of our common stock and may be deemed to have indirect beneficial ownership of an additional 3,226,605 shares of our common stock beneficially owned by EagleRock Capital Management, LLC.

(9)	EagleRock Capital Management, LLC, the investment manager of EagleRock Master Fund, has beneficial ownership of 3,226,605 shares of our common stock owned by EagleRock Master Fund.

Security Ownership of Management

The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock, as of April 3, 2006, by each director, each executive officer and by all executive officers and directors as a group:

Name of Benefical Owner	Common Stock Owned	Unexercised Plan Options (1)	Common Stock Beneficially Owned (2)	Percent of Common Stock Owned

Randall C. Stuewe	354,400	479,862	834,262	1.3%
O. Thomas Albrecht	14,385	13,000	27,385	*
Kevin S. Flannery	19,385	5,000	24,385	*
Neil Katchen	38,800	87,499	126,299	*
Mitch Kilanowski	59,200	30,465	89,665	*
Fredric J. Klink	4,385	52,000	56,385	*
Charles Macaluso	4,385	13,000	17,385	*
John O. Muse	65,800	68,664	134,464	*
Robert H. Seemann	11,950	0	11,950	*
Michael Urbut	34,385	2,000	36,385	*
Joseph R. Weaver, Jr.	0	43,100	43,100	*
All executive officers and directors as a group (11 persons)	607,075	794,591	1,401,666	2.2%

__________________

*	Represents less than one percent of our common stock outstanding.
(1)	Represents options that are or will be vested and exercisable within 60 days of April 3, 2006.
(2)

Except as otherwise indicated in the column “Unexercised Plan Options” and footnote 1, the persons named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 2003, the Company issued senior subordinated notes in the amount of $35,000,000 to SOF Investments, L.P. and two of its affiliates. According to its public filings, SOF Investments, L.P. owns 14.4% of the shares of our common stock. SOF Investments, L.P. purchased $27,500,000 in principal amount of these notes. The notes mature on December 31, 2009. Interest accrues on the outstanding principal balance of the notes at an annual rate of 12%, payable quarterly in arrears.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and any persons who own more than ten percent of our common stock to file with the SEC various reports as to ownership of such common stock. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us, the aforesaid Section 16(a) filing requirements were met on a timely basis during fiscal 2005.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Under the guidance of a written charter adopted by the Board, the audit committee oversees our management’s conduct of the financial reporting process on behalf of our Board. A copy of the charter is attached to our 2005 proxy statement. A copy of our audit committee charter can also be found on our website at darlingii.com/investors/governance.html. The audit committee also appoints the accounting firm to be retained to audit our company’s consolidated financial statements, and once retained, the accounting firm reports directly to the audit committee. The audit committee is responsible for approving both audit and non-audit services to be provided by the independent auditors.

Management is responsible for our company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Our company’s independent auditors are responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews.

The audit committee met with management periodically during fiscal 2005 to consider the adequacy of our company’s internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent auditors, KPMG LLP. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

The audit committee also discussed with senior management and KPMG LLP our company’s disclosure controls and procedures and the certifications by our Chief Executive Officer and Chief Financial Officer, which are required by the SEC under the recently enacted Sarbanes-Oxley Act of 2002 for certain of our company’s filings with the SEC.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the 2005 Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent auditors as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and considered the compatibility of non-audit services with the auditor’s independence. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committee,” as amended.

During the preparation of our Annual Report on Form 10-K for the period ended December 31, 2005, we, together with our independent registered public accounting firm, identified a material weakness related to accounting for state income taxes. Specifically, our policies and procedures did not provide for an effective review of state tax credits to ensure that it was probable that the related benefits would be sustained. In order to remediate the deficiency identified above, we intend to add as an internal control over financial reporting a procedure to ensure that additional substantiating documentation relating to proposed state tax credits is obtained to ensure that it is probable that benefits related to a recorded credit will be sustained.

Our management, our audit committee and our Board are fully committed to the review and evaluation of our procedures and policies designed to assure effective internal control over financial reporting. All steps and disclosures relating to this matter have been and will remain subject to the oversight of our audit committee.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Michael Urbut, Chairman
O. Thomas Albrecht
Kevin S. Flannery
Fredric J. Klink

INDEPENDENT AUDITORS

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during fiscal 2005 and 2004. The aggregate fees billed for fiscal 2005 and 2004 for each of the following categories of services are set forth below:

Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2005 and January 1, 2005 for the audit of our financial statements as well as for the audit of our internal control over financial reporting required by the Sarbanes-Oxley Act of 2002 for the years ended December 31, 2005 and January 1, 2005 were $780,000 and $860,000, respectively.

Audit-Related Fees. The aggregate fees billed for audit-related services rendered by KPMG LLP during the years ended December 31, 2005 and January 1, 2005 for audits of employee benefit plans were $234,000 and $55,000, respectively.

Tax Fees. The aggregate fees billed for professional services rendered by KPMG LLP during 2005 and 2004 for tax compliance, tax advice and tax planning were $18,000 and $38,000, respectively.

All Other Fees. The aggregate fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2005 and January 1, 2005 for services other than those described above as “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were none during both fiscal 2005 and fiscal 2004.

Pre-approval Policy

The audit committee is required to pre-approve the audit and non-audit services to be performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence.

All audit services, audit-related services, tax services and other services provided by KPMG LLP were pre-approved by the audit committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions, and 1.8% of all services provided by KPMG LLP to the Company for the year ended December 31, 2005 were non-audit related services. The audit committee charter provides for pre-approval of any audit or non-audit services provided to the Company by its independent auditors. The audit committee may delegate to its chairman pre-approval authority with respect to all permitted audit and non-audit services, provided that any services pre-approved pursuant to such delegated authority shall be presented to the full audit committee at its next regular meeting.

OTHER MATTERS

Our management is not aware of any other matters to be presented for action at the Annual Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Our 2007 Annual Meeting Proxy Statement and Proxy Card

Any stockholder proposal to be considered by us for inclusion in our 2007 proxy statement and form of proxy card for next year’s Annual Meeting of Stockholders, expected to be held in May 2007, must be received by our Secretary at our principal executive offices located at 251 O’Connor Ridge Boulevard, Suite 300, Irving, Texas 75038, no later than December 11, 2006 (120 days prior to the first anniversary of the date of this proxy statement). The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

Other Stockholder Proposals for Presentation at Our 2007 Annual Meeting

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above) but is instead sought to be presented directly at the 2007 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (a) receive notice of the proposal more than 45 days prior to the anniversary of the mailing date of this proxy statement and we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter; or (b) do not receive notice of the proposal at least 45 days prior to the anniversary of the mailing date of this proxy statement. Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to our Secretary at our principal executive offices located at 251 O’Connor Ridge Boulevard, Suite 300, Irving, Texas 75038.

By Order of the Board,

Joseph R. Weaver, Jr.
Secretary

Irving, Texas

April 11, 2006

DARLING INTERNATIONAL INC.

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000004

Least Address Line

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

C 1234567890 JNT

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

123456 C0123456789 12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

A Election of Directors

1. Proposal 1:

Nominees:

	For	Withhold		For	Withhold
01 - Randall C. Stuewe	☐	☐	04 - Fredric J. Klink	☐	☐
02 - O. Thomas Albrecht	☐	☐	05 - Charles Macaluso	☐	☐
03 - Kevin S. Flannery	☐	☐	06 - Michael Urbut	☐	☐

B Other Matters

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNING ON BEHALF OF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNING ON BEHALF OF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON(S).

The undersigned hereby revokes all previous Proxies and acknowledges receipt of the Notice of Annual Meeting dated April 11, 2006, the Proxy Statement attached thereto and the Annual Report of the Company for the fiscal year ended December 31, 2005 forwarded therewith.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
		/ /

0 0 8 9 2 0 1 1 U P X C O Y

Proxy - Darling International Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 4, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of DARLING INTERNATIONAL INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Joseph R. Weaver and Brad Phillips, or either one of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Omni Mandalay, 221 E. Las Colinas Blvd., Irving, Texas 75039, on May 4, 2006 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof (the "Annual Meeting"), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL NO. 1 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

- Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the simple instructions provided by the recorded message.

To vote using the Internet

- Go to the following web site: **WWW.COMPUTERSHARE.COM/EXPRESSVOTE**
- Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 3, 2006.
THANK YOU FOR VOTING